EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF BRAC Global Automotive INC.

In connection with the accompanying Financial Report on Form 10 of BRAC Global Automotive, Inc. for the period ended September 30, 2014, the undersigned, Ben Rainwater, Principal Executive Officer, President and Chief Executive Officer, and Agnes Cha Han, Principal Accounting and Financial Officer, Treasurer, Senior Vice President and General Counsel, of BRAC Global Automotive, Inc., do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Financial Report on Form 10 for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Financial Report on Form 10 for the period ended September 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of BRAC Global Automotive, Inc.

Date: December 31, 2014	/s/ Ben Rainwater
Ben Rainwater
Principal Executive Officer, President and Chief Executive Officer

Date: December 31, 2014	/s/ Agnes Cha Han
Agnes Cha Han
Principal Accounting and Financial Officer, Treasurer, Senior Vice President and General Counsel